                                                                  Exhibit 4.1

                                                      AS AMENDED MAY 2, 1991,
                                                             FEBRUARY 2, 1994
                                                         AND FEBRUARY 4, 1998






                         CARLISLE COMPANIES INCORPORATED

                           EXECUTIVE INCENTIVE PROGRAM

            (Amending the 1988 Executive Long-Term Incentive Program)

                         CARLISLE COMPANIES INCORPORATED
                           EXECUTIVE INCENTIVE PROGRAM

                                TABLE OF CONTENTS


OVERVIEW/PURPOSE..........................................................................................................1

         ARTICLE I         DIVISION AND SUBSIDIARY PERSONNEL: CASH BONUS AND
                           RESTRICTED STOCK PLAN..........................................................................1

                  Section 1.  Eligibility.................................................................................1

                  Section 2.  Plan Period.................................................................................1

                  Section 3.  Nature of Compensation under Cash Bonus and Restricted Stock Plan...........................1

                  Section 4.  Definitions.................................................................................1
                           Section 4.01.    Cash Performance Bonus Payment................................................1
                           Section 4.02.    Restricted Share Grant........................................................2
                           Section 4.03.    Base Compensation.............................................................2
                           Section 4.04.    Position Factor...............................................................2
                           Section 4.05.    Individual Performance Factor.................................................2
                           Section 4.06.    Division or Subsidiary Performance Factor.....................................2
                           Section 4.07.    Carlisle Performance Factor...................................................3

                  Section 5.  Cash Performance Bonus Payment..............................................................3

                  Section 6.  Restricted Share Grant......................................................................3
                           Section 6.01.    Issuance of Shares............................................................3
                                    (a)     Number of Shares Awarded......................................................3
                                    (b)     Procedure.....................................................................3
                                    (c)     Number of Shares Authorized...................................................4

                           Section 6.02.    Restrictions..................................................................4
                                    (a)     Minimum Performance Factors...................................................4
                                    (b)     Restricted Period; Release of Restrictions....................................5
                                    (c)     Status of Restricted Shares during Restricted Period..........................5
                                    (d)     Termination of Employment during Restricted Period............................5

                  Section 7.        Effect of Transfer, Promotion, Demotion, Termination of Employment, and Commencement
                                    of Employment during Plan Period......................................................5
                           Section 7.01.    Effect of Transfer, Promotion, Demotion, Termination of Employment, and
                                            Commencement of Employment during Plan Period.................................5

         ARTICLE II        CORPORATE PERSONNEL: STOCK OPTION PLAN.........................................................6

                  Section 1.        Eligibility...........................................................................6
                  Section 2.        Nature of Stock Options under Stock Option Plan.......................................6
                  Section 3.        Grant of Stock Options................................................................6
                           Section 3.01.    Number of Shares Subject to Option............................................6
                           Section 3.02.    Procedure.....................................................................7
                           Section 3.03.    Number of Shares Authorized...................................................7

                  Section 4.        Terms of Stock Options................................................................7
                           Section 4.01.    Option Price..................................................................7
                           Section 4.02.    Period within which Stock Option may be Exercised.............................7
                           Section 4.03.    Termination of Employment.....................................................7
                                    (a)     Termination prior to Commencement of Exercise Period..........................7
                                    (b)     Termination during Exercise Period............................................8

                           Section 4.04.  Non-Transferability.............................................................8





                  Section 5.        Special Rules relating to Incentive Stock Options.....................................8

                  Section 6.        Exercise of Stock Options.............................................................9
                           Section 6.01.    Notice of Exercise............................................................9
                           Section 6.02.    Payment.......................................................................9
                           Section 6.03.    Issuance of Certificates......................................................9

         ARTICLE III       MISCELLANEOUS PROVISIONS.......................................................................9

                  Section 1.        Administration........................................................................9
                           Section 1.01.    Compensation Committee........................................................9
                           Section 1.02.    Authority....................................................................10
                           Section 1.03.    Limits of Authority..........................................................10
                           Section 1.04.    Liability....................................................................10

                  Section 2.        Effective Dates......................................................................10
                           Section 2.01.    General......................................................................10
                           Section 2.02.    Phase-In  -  Pre-Amendment Program...........................................11

                                    (a)     Two-Year Phase-in of Cash Bonus and Restricted Stock Plan....................11
                                    (b)     Amount of Reduction..........................................................11
                                    (c)     Allocation...................................................................11

                           Section 2.03.    Phase-In  -  Post-Amendment Program..........................................11
                                    (a)     Phase-in of Cash Bonus and Restricted Stock Plan.............................11
                                    (b)     Allocation...................................................................11

                  Section 3.        Limitations on Rights of Participants................................................12
                           Section 3.01.    Absence of Claim of Right....................................................12
                           Section 3.02.    Effect on Employment Status..................................................12
                           Section 3.03.    Forfeiture of Rights: "Grounds for Forfeiture."..............................12

                  Section 4.        Obligations Imposed Upon Regular, Special and Discretionary Participants.............12
                           Section 4.01.    Implied Consent of Regular, Special and Discretionary Participants...........12
                           Section 4.02.    Tax Withholding..............................................................12

                  Section 5.        Definitions and Provisions relating to Company Stock.................................12
                           Section 5.01.    Common Stock.................................................................12
                           Section 5.02.    Market Value.................................................................12
                           Section 5.03.    Permanent Disability.........................................................13
                           Section 5.04.    Compliance with Laws.........................................................13
                           Section 5.05.    Adjustment of Shares.........................................................13

                  Section 6.        Change in Control....................................................................13
                           Section 6.01.    Stock Purchase...............................................................13
                           Section 6.02.    Business Combination.........................................................14
                           Section 6.03.    Exception....................................................................14

                  Section 7.        Program Unfunded.....................................................................14

EXHIBIT A         RESTRICTED SHARE AGREEMENT.............................................................................15

EXHIBIT B         NON-QUALIFIED STOCK OPTION AGREEMENT...................................................................17

EXHIBIT C         INCENTIVE STOCK OPTION AGREEMENT.......................................................................19

                         CARLISLE COMPANIES INCORPORATED
                           EXECUTIVE INCENTIVE PROGRAM

                                OVERVIEW/PURPOSE

         This Executive Incentive Program (the "Program") amends the 1988 Executive Long-Term Incentive Program and provides supplementary and incentive compensation to certain key executive employees of Carlisle Companies Incorporated (the "Company") and its divisions and subsidiaries (the Company and its divisions and subsidiaries referred to collectively herein as "Carlisle") in order to attract able personnel to employment with Carlisle, to induce such personnel to remain with Carlisle and to become stockholders therein, and, ultimately, to increase Carlisle's long-term growth and profitability, Carlisle proposes to accomplish this by rewarding its employees with cash bonuses and/or restricted stock grants in some cases and with non-qualified and/or incentive stock options in other cases. Specifically, as set forth more fully in Article I, key executive employees of Carlisle's operating divisions and subsidiaries will, pursuant to Carlisle's Cash Bonus and Restricted Stock Plan, be rewarded with cash bonuses and/or restricted stock grants. As set forth more fully in
Article II, key corporate office executive employees of Carlisle will, pursuant to Carlisle's Stock Option Plan, be rewarded with grants of non-qualified or incentive stock options. Article III contains provisions common to both the Cash Bonus and Restricted Stock Plan of Article I and the Stock Option Plan of
Article II.

                                    ARTICLE I
                DIVISION AND SUBSIDIARY PERSONNEL: CASH BONUS AND

                              RESTRICTED STOCK PLAN

Section 1.  Eligibility.

         Eligibility for the "Cash Bonus and Restricted Stock Plan" that is the subject of this Article I shall extend to certain key employees of the operating divisions ("Divisions") and operating subsidiaries ("Subsidiaries") of Carlisle (the "Regular Participants") who are in positions to influence the growth and earnings of their particular Division or Subsidiary. Although the final determination of eligibility for participation will be made by the Compensation Committee in its absolute discretion, Regular Participants for a particular Division or Subsidiary will normally include the president of that Division or Subsidiary ("Division or Subsidiary President"); other top management personnel who report directly to the Division or Subsidiary President, including, typically, personnel in positions such as the heads of marketing, finance, manufacturing, sales, and engineering ("Other Division or Subsidiary Top Management Personnel"); and certain selected middle management personnel of such Division or Subsidiary ("Division or Subsidiary Middle Management Personnel")("Division or Subsidiary President" and "Other Division or Subsidiary Top Management Personnel" sometimes referred to as "Restricted Share Recipients"). The Compensation Committee will determine the number of Division or Subsidiary Middle Management Personnel from each Division or Subsidiary eligible for participation in the Cash Bonus and Restricted Stock Plan.

Section 2.  Plan Period.

         A new Cash Bonus and Restricted Stock Plan will commence January 1, 1992 and each January 1 thereafter and will extend for one (1) calendar year ("Plan Period"), unless terminated earlier pursuant to the provisions hereof.

Section 3.  Nature of Compensation under Cash Bonus and Restricted Stock Plan.

         Compensation of a Regular Participant under the Cash Bonus and Restricted Stock Plan will consist of a cash payment ("Cash Performance Bonus Payment"). Division or Subsidiary Presidents and Other Division or Subsidiary Top Management Personnel shall also be eligible for a restricted share grant ("Restricted Share Grant").

Section 4.  Definitions.

         Section 4.01.  Cash Performance Bonus Payment.

                  The "Cash Performance Bonus Payment" for each Regular Participant for each Plan Period will, subject to the minimum performance factors set forth in Section 6.02(a) hereof, equal the product of (i) his Base Compensation (as defined in Section 4.04 hereof) (ii) his Position Factor (as defined in Section 4.05 hereof);
         (iii) his Individual Performance Factor (as defined in Section 4.06 hereof); and the Division or Subsidiary Performance Factor of the Division or Subsidiary for which he works (as defined in Section 4.07 hereof).

         Section 4.02.  Restricted Share Grant.

                  The "Restricted Share Grant" for each Division or Subsidiary President or other Division or Subsidiary Top Management Personnel for each Plan Period will, subject to the minimum performance factors set forth in Section 6.02(a) hereof, equal the number of shares of Common Stock of the Company determined by dividing the product of (i) his Base Compensation (as defined in Section 4.04 hereof); (ii) his Position Factor (as defined in Section 4.05 hereof) divided by three (3); (iii) his Individual Performance Factor (as defined in Section 4.06 hereof); and the Carlisle Performance Factor (as defined in Section 4.08 hereof) by the Market Value of the Common Stock (as defined in Article III,
         Section 5.02 hereof) on the last day of the Plan Period. The Restricted Shares shall be issued without payment of any consideration, but such Restricted Shares shall be subject to the restrictions set forth in
         Section 6 hereof.

         Section 4.03.  Base Compensation.

                  The "Base Compensation" for a Regular Participant for each Plan Period is an amount equal to the salary earned by him in the normal course of business for the Plan Period regardless of whether payment is made currently or deferred. Such Base Compensation shall be strictly limited to the foregoing item of compensation and shall exclude all other items and benefits such as any Cash Performance Bonus Payment made pursuant to this Program or any other cash bonus awarded pursuant to any other long-term incentive program or plan of Carlisle.

         Section 4.04.  Position Factor.

                  The "Position Factor" is a decimal factor assigned to each Regular Participant's position of responsibility within his particular Division or Subsidiary. In general, and subject to the absolute discretion of the Compensation Committee and the modifications contained in Section 7 hereof, the Position Factor for a Division or Subsidiary President shall be .40 (Level I), for Other Division or Subsidiary Top Management Personnel shall be .25 (Level II), and for Division or Subsidiary Middle Management Personnel shall be .15 (Level
         III).

         Section 4.05.  Individual Performance Factor.

                  The "Individual Performance Factor" of a Regular Participant for each Plan Period shall be a decimal factor assigned to each Regular Participant of from .70 to 1.30. Before the commencement of a Plan Period, each Regular Participant with the approval of his supervisor shall develop a set of individual objectives comprised of approximately 60% financial objectives and 40% strategic goals. Near the end of the current Plan Period, the objectives shall be reviewed and approved by the immediate supervisor of the Regular Participant and a decimal factor shall be assigned to the Regular Participant by his immediate supervisor based on the Regular Participant's level of achievement of the financial objectives and strategic goals set forth at the beginning of the Plan Period, and this decimal factor shall constitute the "Individual Performance Factor." If the decimal factor assigned to the Regular Participant is less than .70, the Individual Performance Factor shall be zero.

         Section 4.06.  Division or Subsidiary Performance Factor.

                  The "Division or Subsidiary Performance Factor" for each Plan Period shall be a decimal factor assigned to the Division or Subsidiary for which the Regular Participant works of from .70 to 1.30. Concurrent with the establishment of the individual objectives in Section 4.06, the Division or Subsidiary President and his immediate supervisor shall develop a set of Division or Subsidiary objectives comprised of approximately 60% financial objectives and 40% strategic goals.

                  A decimal factor shall be assigned to the Division or Subsidiary by the immediate supervisor of the Division or Subsidiary President based on the Division's or Subsidiary's level of achievement of the financial objectives and strategic goals set forth at the beginning of the Plan Period, and this decimal factor shall constitute the "Division or Subsidiary Performance Factor." If the decimal factor assigned to the Division or Subsidiary is less than .70, the Division or Subsidiary Performance Factor shall be zero.

         Section 4.07.  Carlisle Performance Factor.

                  The "Carlisle Performance Factor" for each Plan Period shall be calculated in one of the following two ways:

                            current year net earnings
                            -------------------------
            prior year net earnings + current year plan divided by 2

         or, in the discretion of the Compensation Committee:

                            current year net earnings
                            -------------------------
                                current year plan

Section 5. Cash Performance Bonus Payment.

         At the end of the Plan Period, each Regular Participant shall be entitled to receive (subject to the modifications contained in Section 7 hereof) a Cash Performance Bonus Payment as calculated in Section 4.01. Payment shall be made prior to the end of the Company's fiscal second quarter following the end of the relevant Plan Period.

Section 6.  Restricted Share Grant.

         Section 6.01.  Issuance of Shares.

         (a)      Number of Shares Awarded.

                           At the end of the Plan Period, each Division or
                  Subsidiary President and other Subsidiary Top Management Personnel shall be entitled to receive (subject to the modifications contained in Section 7 hereof) the number of shares of Common Stock (as defined in Article III, Section 5 hereof) ("Restricted Shares") as calculated in Section 4.02.

         (b)      Procedure.

                           On or before the end of the Company's fiscal second
                  quarter following the end of the relevant Plan Period, the Company shall notify in writing each Restricted Share Recipient to whom an award of Restricted Shares has been made of the number of shares that he shall be entitled to receive and any other terms, conditions, and restrictions relating thereto. The Restricted Share Recipient shall have ten (10) days from the date of such notification to accept the Restricted Shares subject to the terms, conditions and restrictions relating thereto, which he may do by executing a Restricted Share Agreement in a form designated by the Compensation Committee similar to the one attached hereto as Exhibit A. Upon compliance with the provisions of this subsection, share certificates representing the Restricted Shares shall be issued in the name of the Restricted Share Recipient to be held in escrow pursuant to Section 6.02 hereof, which certificates may, if required by the Company, bear the following legend reflecting that such Restricted Shares are subject to the restrictions contained in this Plan:

                  The shares represented by this certificate are subject to the terms, conditions, and restrictions of the Company's Restricted Stock Plan, adopted by the Company on April 20, 1988, as amended, and a Restricted Share Agreement between the holder hereof and the Company dated [date of Restricted Share Agreement]. The Company will mail to the holder hereof a copy of the Cash Bonus and Restricted Stock Plan and of the Restricted Share Agreement without charge within five (5) days after receipt of a written request therefor.

         (c)      Number of Shares Authorized.

                           The aggregate number of shares of Common Stock that
                  may be issued as Restricted Shares shall not exceed six hundred thousand (600,000) shares. Common Stock reacquired by the Company as provided in Section 6.02(d) shall again be available for issuance in connection with other allocations under this Cash Bonus and Restricted Stock Plan.

         Section 6.02.  Restrictions.

         (a)      Minimum Performance Factors.

                              Notwithstanding anything to the contrary in this
                  Program, no Cash Performance Bonus Payment or Restricted Share Grant shall be made to any Regular Participant unless his Individual Performance Factor and the applicable Division or Subsidiary Performance Factor, when viewed together, are at least as follows:


                           If Individual Performance Factor         Then Division or Subsidiary Performance
                                    is at Least                            Factor Must be at Least

                                    1.30                                          .70
                                    1.20                                          .70
                                    1.10                                          .70
                                    1.00                                          .70
                                     .90                                          .80
                                     .80                                          .90
                                     .70                                         1.00


                        If Division or Subsidiary Performance       Then Individual Performance Factor
                                    Factor is at Least                      Must be at Least

                                   1.30                                           .70
                                   1.20                                           .70
                                   1.10                                           .70
                                   1.00                                           .70
                                    .90                                           .80
                                    .80                                           .90
                                    .70                                          1.00



         (b)      Restricted Period; Release of Restrictions.

                           By accepting the Restricted Shares awarded to him
                  under this Cash Bonus and Restricted Stock Plan, the Restricted Share Recipient agrees and consents to the restrictions described herein. Unless the Restricted Shares are earlier returned to the Company or released pursuant to
                  Section 6.02(d) hereof, such restrictions shall apply from the date on which the Restricted Shares are issued pursuant to
                  Section 6.01 until the date three (3) years from the last day of the relevant Plan Period (this period being referred to herein as the "Restricted Period"). At the expiration of the Restricted Period, the Restricted Shares shall be released to the Restricted Share Recipient. Upon release of the Restricted Shares, whether at the expiration of the three-year period (as provided in this Section 6.02(b)) or by reason of termination of employment of the Restricted Share Recipient (as provided in Section 6.02(d)), the Company shall issue and deliver to the Restricted Share Recipient a share certificate in the name of such Restricted Share Recipient representing the number of shares so released and bearing any legend deemed necessary or appropriate by the Company to comply with applicable securities laws and regulations.

         (c)      Status of Restricted Shares during Restricted Period.

                           During the Restricted Period, the Company shall, as
                  escrow agent, retain at its principal office the share certificate issued in the name of the Restricted Share Recipient. Subject to the rights and powers established herein or in the Restricted Share Agreement, the Restricted Share Recipient shall have all the rights of a stockholder, including the right to vote and the right to receive dividends or other distributions with respect to the shares represented by such certificate. During the Restricted Period, Restricted Shares issued under this Cash

                  Bonus and Restricted Stock Plan shall not be transferred, delivered, assigned, sold or disposed of in any manner, nor pledged or otherwise hypothecated.

         (d)      Termination of Employment during Restricted Period.

                           If a Restricted Share Recipient's employment with the
                  Division or Subsidiary terminates because of death, permanent disability (as defined in Article III, Section 5.03 hereof), or retirement after attaining normal retirement age under the provisions of any retirement plan of Carlisle (or as established and approved by the Compensation Committee), all restrictions under this Cash Bonus and Restricted Stock Plan shall automatically terminate as to all Restricted Shares owned by the Restricted Share Recipient and such Restricted Shares shall be released to such Restricted Share Recipient. If a Restricted Share Recipient's employment with the Division or Subsidiary terminates during the Restricted Period other than by reason of death, permanent disability (as defined in Article III, Section 5.03 hereof), or retirement after attaining normal retirement age under the provisions of any retirement plan of Carlisle (or as established or approved by the Compensation Committee), including a determination by the Compensation Committee that any conduct of a Regular Participant constitutes Grounds for Forfeiture (as defined in Article III, Section 3.03 hereof), then such Restricted Share Recipient shall relinquish all rights in the Restricted Shares and such Restricted Shares shall be returned to the Company, unless the Compensation Committee shall, in its absolute discretion, waive the restrictions as to any part or all of the Restricted Shares.

Section 7. Effect of Transfer, Promotion, Demotion, Termination of Employment, and Commencement of Employment during Plan Period.

         Section 7.01. Effect of Transfer, Promotion, Demotion, Termination of Employment, and Commencement of Employment during Plan Period.

                           (i) If, after the beginning of a Plan Period, a
                  Regular Participant's employment with Carlisle terminates for any reason, or the Regular Participant is promoted or demoted within a division or subsidiary or is transferred to another division or subsidiary during any Plan Period, then the Compensation Committee shall, in its absolute sole discretion, determine the amount, if any, of any Cash Performance Bonus Payment or Restricted Share Grant payable to the Regular Participant for the uncompleted Plan Period.

                           (ii) If, after the beginning of a Plan Period, an
                  individual commences employment with a division or subsidiary, the Compensation Committee may, in its absolute discretion, elect to include such individual as a Regular Participant for such Plan Period.

                           (iii) If, after the beginning of a Plan Period, the
                  Compensation Committee becomes aware that any conduct of a Regular Participant constitutes Grounds for Forfeiture (as defined in Article III, Section 3.03 hereof), then such Regular Participant shall relinquish all rights in and to any Cash Performance Bonus Payment or Restricted Share Grant for the uncompleted Plan Period, unless the Compensation Committee shall, in its absolute discretion, waive the restrictions.

                                   ARTICLE II
                     CORPORATE PERSONNEL: STOCK OPTION PLAN

Section 1.  Eligibility.

         Eligibility for the "Stock Option Plan" that is the subject of this
Article II shall extend to certain key executive employees in the corporate offices ("Corporate Office(s)") of Carlisle (the "Special Participants") who are, in the determination of the Compensation Committee in its absolute discretion, in a position to influence the growth and earnings of Carlisle. Special Participants will consist of the following three (3) groups of Corporate Office executive positions, the specific positions comprising each group to be determined from time to time by the Compensation Committee in its absolute discretion: certain selected top Corporate Office executives (the "Top Corporate Officers"), which Top Corporate Officers may include, for example, the Chairman of the Board, the Vice Chairman of the Board, the President, and the Executive Vice President and Treasurer; certain selected

Corporate Office staff managers ("Staff Managers"), which Staff Managers may include, for example, the Vice President of Corporate Development, the General Counsel, the Staff Counsel, the Manager of Internal Auditing, the Controller, and the Assistant Treasurer; and certain selected Corporate Office middle management personnel ("Corporate Middle Management Personnel"). Eligibility will also extend to such other executive officers of Carlisle as the Compensation Committee shall determine in its absolute discretion ("Discretionary Participants").

Section 2.  Nature of Stock Options under Stock Option Plan.

         The Compensation Committee in its absolute discretion may designate whether an option granted under this Stock Option Plan is a Non-Qualified Stock Option or an Incentive Stock Option. For this purpose, an "Incentive Stock Option" shall mean an option granted under this Stock Option Plan which is designated to be an incentive stock option under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision. A "Non-Qualified Stock Option" is any option granted under this Stock Option Plan which does not qualify as an Incentive Stock Option. (Non-Qualified Stock Options and Incentive Stock Options are referred to collectively herein as "Stock Options.") In appropriate cases, the Compensation Committee may grant both a Non-Qualified Stock Option and an Incentive Stock Option to the same individual. If both an Incentive Stock Option and a Non-Qualified Stock Option are awarded at one time, such Stock Options shall be deemed to be awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Stock Option affect the right to exercise the other such Stock Option. Any Stock Option designated by the Compensation Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Stock Options granted under the Stock Option Plan and, in addition, shall be subject to the provisions of Section 5 hereof.

Section 3. Grant of Stock Options.

         Section 3.01.  Number of Shares Subject to Option.

                  The Compensation Committee will determine (annually or otherwise) the number of shares subject to any Stock Option granted to any Special or Discretionary Participant. Notwithstanding anything to the contrary in this Stock Option Plan, the number of shares of Common Stock of the Company subject to any Stock Option granted to any Special Participant or Discretionary Participant in any one fiscal year period shall not exceed one hundred thousand (100,000) shares.

         Section 3.02.  Procedure.

                  Each year, after January 1 but on or before the end of the Company's second fiscal quarter in the case of a Special Participant, and from time to time throughout the year in the case of a Discretionary Participant, the Company shall notify in writing each such Participant to whom an award of a Stock Option has been made of the terms and conditions of such Stock Option. Thereafter, such Special or Discretionary Participant shall have ten (10) days from the date of such notification to accept the Stock Option subject to the terms, conditions and restrictions relating thereto, which he may do by executing a Stock Option Agreement in a form designated by the Compensation Committee similar to the attached hereto as Exhibit B for Non-Qualified Stock Options, or attached hereto as Exhibit C for Incentive Stock Options. If a Stock Option has been issued in accordance with the provision of this Section, then the "Effective Date of Grant" will be the date on which the Compensation Committee authorized the award of such Stock Option.

         Section 3.03.  Number of Shares Authorized.

                  The aggregate number of shares of Common Stock that may be issued pursuant to this Stock Option Plan shall not exceed one million six hundred thousand (1,600,000) shares. Upon lapse or termination of any Stock Option unexercised, the Common Stock that was subject to such Stock Option may again be subject to other Stock Options.

Section 4.  Terms of Stock Options.

         Section 4.01.  Option Price.

                  The "Option Price" means the purchase price per share of Common Stock subject to the Stock Option. The Option Price will normally equal one hundred percent (100%) of the Market Value of the Common Stock on the Effective Date of Grant, but may be modified in the absolute discretion of the Compensation Committee, such discretion being subject, however, to the following limitations: (a) in the case of Incentive Stock Options and Non-Qualified Stock Options not described in (b) below, the Option Price shall not be less than one hundred percent (100%) of the Market Value of the Common Stock on the Effective Date of Grant; and (b) in the case of Non-Qualified Stock Options specifically designated by the Compensation Committee as not satisfying the qualified performance-based compensation requirements of
         Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, the Option Price shall not be less than fifty percent (50%) of the Market Value of the Common Stock on the Effective Date of Grant.

         Section 4.02.  Period within which Stock Option may be Exercised.

                  The exercise period for Special Participants and Discretionary Participants (the "Exercise Period") will be established by the Compensation Committee in its absolute discretion. A Stock Option is considered to be exercised within the Exercise Period if the Effective Date of Exercise (as defined in Section 6.01 hereof) falls within the Exercise Period.

         Section 4.03.  Termination of Employment.

         (a)      Termination prior to Commencement of Exercise Period.

                  If a Special or Discretionary Participant's employment with Carlisle terminates prior to the commencement of the Exercise Period as defined in Section 4.02 hereof (the "Pre-Exercise Period") because of death, permanent disability (as defined in Article III, Section 5.03 hereof), or retirement after attaining normal retirement age under the provisions of any retirement plan of Carlisle (or as established or approved by the Compensation Committee), then any outstanding Stock Options of such Special or Discretionary Participant which are not then exercisable shall become immediately exercisable, but shall be terminated automatically if not exercised before the earlier of (i) the expiration of the Exercise Period and (ii) one (1) year following the date of such death, permanent disability, or retirement. If a Special or Discretionary Participant's employment with Carlisle terminates during the Pre-Exercise Period other than by reason of the foregoing causes, including a determination by the Compensation Committee that any conduct of such a Participant constitutes Grounds for Forfeiture (as defined in Article III, Section 3.03 hereof), then any outstanding Stock Options of such Special or Discretionary Participant which are not then exercisable shall immediately automatically terminate unless the Compensation Committee shall, in its absolute discretion, waive the termination as to any part or all of the Stock Options.

         (b)      Termination during Exercise Period.

                  If a Special or Discretionary Participant's employment with Carlisle terminates after commencement of the Exercise Period but before exercise of any Stock Options, then any such outstanding unexercised Stock Options shall terminate if not exercised before the earlier of the expiration of the Exercise Period or whichever of the following is applicable: (i) one (1) year following termination of employment, if such termination was the result of death, permanent disability (as defined in Article III, Section 5.03 hereof) or retirement (as defined in Section 4.03(a) hereof) and if such Stock Option is a Non-Qualified Stock Option; or (ii) ninety (90) days following the date of termination of employment if such termination was not the result of death, permanent disability, or retirement, or if such Stock Option is an Incentive Stock Option. Notwithstanding the foregoing, if a Special or Discretionary Participant's employment with Carlisle terminates after commencement of the Exercise Period due to a determination by the Compensation Committee that any conduct of such Participant constitutes Grounds for Forfeiture (as defined in Article III, Section 3.03 hereof), then any outstanding Stock Options of such Participant, whether exercisable or not, shall immediately and automatically terminate unless the Compensation Committee shall, in its absolute discretion, waive the termination as to any part or all of the Stock Options.

         Section 4.04.  Non-Transferability.

         Unless the Compensation Committee determines otherwise with respect to Non-Qualified Stock Options, during the lifetime of a Special Participant or Discretionary Participant to whom a Stock Option has been granted, such Stock Option is not transferable and may be exercised only by such individual. Upon the death of a Special Participant or a Discretionary Participant, the Stock Option may be transferred to the beneficiaries or heirs of the holder of the Stock Option by will or by the laws of descent and distribution.

Section 5.  Special Rules relating to Incentive Stock Options.

         In addition to the provisions of this Article II, Incentive Stock Options shall be subject to the following specific provisions:

                  (i) No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Effective Date of Grant;

                  (ii) If, at the time the Incentive Stock Option is granted, the Special Participant or Discretionary Participant owns, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations (as defined for purposes of Section 422 of the Code), then: (i) the Option Price at the time the Incentive Stock Option is granted must equal at least one hundred and ten percent (110%) of the Market Value of the Common Stock subject to the Incentive Stock Option; and (ii) such Incentive Stock Option will not be exercisable after the expiration of five (5) years from the Effective Date of Grant;

                  (iii) the aggregate Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all such plans of Carlisle) shall not exceed one hundred thousand dollars ($100,000); and

                  (iv) all Incentive Stock Options must be granted within ten
         (10) years from the date the Program is adopted, or the date such Program is approved by stockholders, whichever is earlier.

         If any Stock Option is not granted, exercised or held pursuant to the provisions of this Section 5, it will be considered to be a Non-Qualified Stock Option to the extent that any or all of the grant is in conflict with these provisions.

Section 6.  Exercise of Stock Options.

         Section 6.01.  Notice of Exercise.

                  Any person entitled to exercise a Stock Option may do so in whole or in part by delivering to the Company, attention General Counsel, at its principal office a written notice of exercise. The written notice shall specify the number of shares of Common Stock for which the Stock Option is being exercised and shall be accompanied by full or partial payment of the Option Price (as permitted under Section
         6.02 hereof) for the shares of Common Stock being purchased. If Common Stock is ultimately issued in accordance with Section 6.03 hereof, the "Effective Date of Exercise" means the date on which the Company has received the written notice required hereunder, in such form as is acceptable to the Company, and the Company has received, if payment of the purchase price is entirely in cash, full payment as required by Paragraph 6.02 hereof or, if payment is completely or partially by the exchange of Common Stock, such Common Stock in the exchange.

         Section 6.02. Payment.

                  Payment of the purchase price upon exercise of any Stock Option may be made in cash by the exchange of previously acquired Common Stock at its then Market Value, or by a combination of these two methods. If payment is made entirely in cash, the Special or Discretionary Participant shall tender the full purchase price for the Common Stock at the time he submits the notice required by Paragraph
         6.01 hereof. If the exercise is by exchange of previously acquired Common Stock or by a combination of cash and the exchange of previously acquired Common Stock, the Special or Discretionary Participant shall surrender to the Company, along with his written notice, stock certificates representing the previously acquired Common Stock submitted by the Special or Discretionary Participant in the exchange, together with signed stock powers for each stock certificate submitted. In addition, the Special or Discretionary Participant shall simultaneously pay in cash any and all taxes attributable to the exercise. The Company shall then notify the Special or Discretionary Participant of the amount of cash remaining due, which the Special or Discretionary Participant shall pay to the Company no later than ten
         (10) days following the receipt of such notice.

         Section 6.03. Issuance of Certificates.

                  Certificates for shares of Common Stock purchased through exercise of a Stock Option will be issued in regular course after exercise of the Stock Option and payment therefor as provided in
         Section 6.01 and 6.02 hereof. Shares shall be deemed to be issued to a Special or Discretionary Participant on the date on which such shares are registered in such Special or Discretionary Participant's name on the Company's stock records. No person holding a Stock Option or entitled to exercise a Stock Option granted under this Stock Option Plan shall have any rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Stock Option until, and no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date on which, such shares are registered.

                                   ARTICLE III
                            MISCELLANEOUS PROVISIONS

Section 1.  Administration.

         Section 1.01.  Compensation Committee.

                  The Cash Bonus and Restricted Stock Plan and the Stock Option Plan (the "Plans") established under this Program shall be administered by a "Compensation Committee." The Compensation Committee shall be composed of three (3) or more directors of the Company, appointed from time to time by the board of directors of the Company ("Board of Directors"), who are not, and were not at any time within one (1) year prior to their appointment, eligible for selection as Regular, Special, or Discretionary Participants in this Program or any other program or plan of the Company or any of its affiliates providing for the allocation or granting thereunder of stock, stock options or stock appreciation rights.

         Section 1.02.  Authority.

                  Except as provided in Section 1.03 hereof, the Compensation Committee shall have plenary authority to resolve any and all questions arising under the Program or the Plans, to amend or terminate the Program, the Plans or the rights of any person thereunder, to correct any defect or supply any omission or reconcile any inconsistency in the Program or the Plans, to establish, amend and rescind any rules and regulations relating to the Program or any of the Plans, and to make, in its absolute discretion, any other determinations necessary or advisable for the administration and continued successful operation of the Program or the Plans. Any and all decisions of the Compensation Committee in administering the Program or the Plans, as described herein, shall be final and conclusive. The Board of Directors shall be empowered to exercise any authority granted to the Compensation Committee hereunder. In addition, the Compensation Committee may, in its absolute discretion, delegate all or a part of the day-to-day administration of the Program or the Plans to an "Administrative Committee" selected by the Compensation Committee for that purpose; provided, however, that the Administrative Committee shall not be entitled to authorize the grant of any awards under the Program or the Plans or to authorize any variances from the terms of the Program or the Plans.

         Section 1.03.  Limits of Authority.

                  Without the approval of the stockholders, the Compensation Committee shall not do any of the following:

                           (i) increase the number of shares of Common Stock
                  subject to the Program or either of the Plans or increase the maximum number of option shares available to any Special Participant or Discretionary Participant in any one fiscal year period (except under the anti-dilution provisions of Section 5.05 of this Article III);

                           (ii) decrease the price at which Stock Options may be
                  exercised (except under such anti-dilution provisions);

                           (iii) render eligible for membership on the
                  Compensation Committee as of any given date any person who is at such date, or at any time within one (1) year prior thereto has been eligible for selection as a Participant in any Plan, or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates; or

                           (iv) change the class of employees eligible to
participate in the Program.

         Section 1.04.  Liability.

                  No member of the Compensation Committee or the Administrative Committee shall be liable for any action or determination taken or made in good faith with respect to the Program, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action. Likewise, Carlisle shall have no responsibility or liability (other than under applicable Securities Acts) for any act or omission in connection with the Program.

Section 2.  Effective Dates.

         Section 2.01.  General.

                  Except as provided in Section 2.02 hereof, this Program shall be effective on January 1, 1988.

                  This Program reflects the amendments (i) adopted by the Compensation Committee on May 2, 1991, which became effective on January 1, 1992, (ii) adopted by the Compensation Committee on February 2, 1994 and approved at the 1994 Annual Meeting of Shareholders of the Company, which became effective on February 2, 1994, and (iii) adopted by the Compensation Committee on February 4, 1998 and approved at the 1998 Annual Meeting of Shareholders of the Company, which became effective February 4, 1998.

         Section 2.02.  Phase-In  -  Pre-Amendment Program.

                  (a)      Two-Year Phase-in of Cash Bonus and Restricted Stock
                  Plan.

                           For the Plan Periods of the Cash Bonus and Restricted
                  Stock Plan of 1988-1990 and 1989-1991 in effect prior to the amendments to the Program, the total value of the Cash Performance Bonus Payment and the Restricted Shares that a Regular Participant would otherwise be entitled to receive under Article I of the pre- amendment Program shall be reduced (but not below zero (0)) by the total value of the cash payments ("1978 Program Cash Payment") and the stock option grants ("1978 Program Stock Option Grant") earned by such Regular Participant as a regular, group B, or special participant ("1978 Program Participant") under the former Executive Long-Term Incentive Program of the Company effective as of January 1, 1978 ("1978 Program") for plan periods ("1978 Program Plan Periods") 1986-1990 and 1987-1991, respectively.

                  (b)      Amount of Reduction.

                           For purposes of computing the amount of the reduction
                  required by Section 2.02(a) hereof, the 1978 Program Cash Payment shall include all cash payments earned by the 1978 Program Participant from the 1978 Program for the relevant 1978 Program Plan Period whether designated under the 1978 Program as a "Cash Performance Bonus Payment" or as an "Option Appreciation Deficiency" payment. The value of the 1978 Program Stock Option Grant shall equal the number of option shares ultimately exercisable by the 1978 Program Participant under the 1978 Program for the relevant 1978 Program Plan Period multiplied by the difference between the aggregate Market Value per share of such option shares at the end of the relevant 1978 Program Plan Period and the Market Value per share of such option shares at the date of the grant under the 1978 Program.

                  (c)      Allocation.

                           The amount of the reduction required by Section
                  2.02(a) hereof shall be allocated equally to a reduction of the Cash Performance Bonus Payment awarded under Article I,
                  Section 6 hereof prior to the amendments to the Program and the value of the Restricted Shares awarded under Article I,
                  Section 7 hereof prior to the amendments to the Program. Thus, the amount of the Cash Performance Bonus Payment otherwise awarded under Article I, Section 6 hereof prior to the amendments to the Program shall be reduced by an amount equal to one-half (1/2) of the total reduction computed pursuant to
                  Section 2.02(b) hereof and the number of Restricted Shares otherwise awarded under Article I, Section 7 hereof prior to the amendments to the Program shall be reduced by a number of such Restricted Shares determined by dividing the product of one-half (1/2) and the total reduction computed pursuant to
                  Section 2.02(b) hereof by the Market Value of the Common Stock on the last day of the relevant Plan Period.

         Section 2.03.  Phase-In  -  Post-Amendment Program.

                  (a)      Phase-in of Cash Bonus and Restricted Stock Plan.

                           For the 1992 Plan Period of the Cash Bonus and
                  Restricted Stock Plan in effect under the amendments to the Program, the total value of the Cash Performance Bonus Payment and/or the Restricted Shares that a Regular Participant would otherwise by entitled to receive under Article I of the post-amendment Program shall be reduced (but not below zero
                  (0)) by the total value of the cash payments earned under the 1988 Program in effect prior to the amendments to the Program for the 1990-92 Plan Period ("1988 Program Cash Payment") and the total value of the Restricted Shares awarded under the 1988 Program in effect prior to the amendments to the Program for the 1990-92 Plan Period ("1988 Program Restricted Shares").

                  (b)      Allocation.

                           The amount of the reduction required by Section
                  2.03(a) shall be allocated (i) with respect to a Restricted Share Recipient, equally to a reduction of the Cash Performance Bonus Payment and the value of the Restricted Shares awarded under the Program in effect under the amendments to the Program; and (ii) with respect to any other Regular Participant, all to a reduction of the Cash Performance Bonus Payment awarded under the Program in effect under the amendments to the Program.

Section 3.  Limitations on Rights of Participants.

         Section 3.01.  Absence of Claim of Right.

                  No employee or other person has any claim or right to be granted an award under the Program or the Plans.

         Section 3.02.  Effect on Employment Status.

                  The fact that an employee has been granted any benefits under the Program or the Plans shall not limit or otherwise qualify the right of his employer to terminate his employment at any time.

         Section 3.03.  Forfeiture of Rights: "Grounds for Forfeiture."

                  Except as otherwise provided herein, all rights of a Regular Participant in any Plan will terminate upon the voluntary or involuntary termination of his employment with Carlisle. As used throughout this Program "Grounds for Forfeiture" shall mean any of the following conduct of any Regular, Special or Discretionary Participant:
         (i) using for profit or disclosing confidential information or trade secrets of Carlisle to unauthorized persons; (ii) breaching any contract with or violating any legal obligation to Carlisle; (iii) failing to make himself available to consult with, supply information to, or otherwise cooperate with Carlisle at reasonable times and upon a reasonable basis; (iv) while employed by Carlisle, engaging, directly or indirectly, as an officer, employee, or consultant, or otherwise having, directly or indirectly, ownership or interest in any business that is competitive with the manufacture, sale or distribution of products and services of the type in which Carlisle is engaged or which may be developed or be in the process of development by Carlisle during the Regular, Special or Discretionary Participant's employment; provided, however, that the Regular, Special or Discretionary Participant may own beneficially or maintain voting power of the shares of common stock of companies listed on national securities exchanges or publicly traded that do not exceed five percent (5%) of the outstanding shares of such companies; or (v) engaging in any other activity which would have constituted grounds for his discharge for cause by Carlisle.

Section 4. Obligations Imposed Upon Regular, Special and Discretionary Participants.

         Section 4.01. Implied Consent of Regular, Special and Discretionary Participants.

                  Every Regular, Special and Discretionary Participant by his acceptance of any benefits or obligations under this Program, shall be deemed to have consented to be bound, on his own behalf and on behalf of his heirs, assigns, and legal representatives, by all the terms and conditions of this Program.

         Section 4.02.  Tax Withholding.

                  The Company has the right to deduct from all wages paid in cash any federal, state, local or foreign taxes required by law to be withheld therefrom. In the case of awards paid in the form of or in connection with Restricted Shares or Stock Options, Participants may be required to make arrangements satisfactory to the Company to comply with its withholding obligation, or, in lieu thereof the Company shall have the right to retain (or require a tender back of) the number of shares of Common Stock whose Market Value equals the amount required to be withheld.

Section 5.  Definitions and Provisions relating to Company Stock

         Section 5.01.  Common Stock.

                  "Common Stock" means shares of the common stock, par value of one dollar ($1.00), of the Company.

         Section 5.02.  Market Value.

                  "Market Value" shall mean the closing sales price of the Common Stock as reported on the New York Stock Exchange on the day such Market Value is to be determined or, if no sales were reported on such day, then on the next succeeding day on which there were reports of sales of the Common Stock on such Exchange.

         Section 5.03.   Permanent Disability.

                  "Permanent Disability" shall mean that the Regular Participant, Special Participant or Discretionary Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. No Regular Participant, Special Participant or Discretionary Participant shall be considered to be permanently disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Compensation Committee may require.

         Section 5.04.  Compliance with Laws.

                  Any Common Stock issued pursuant to this Program shall be issued only in full compliance with all applicable laws, including laws, rules and regulations of the Securities Exchange Commission and applicable state Blue Sky laws. The Compensation Committee may impose such conditions on transfer and such other restrictions and limitations on such shares of Common Stock as it may deem in its absolute discretion necessary and appropriate to assure compliance with any applicable laws.

         Section 5.05.  Adjustment of Shares.

                  The Compensation Committee shall make appropriate adjustments in the number of shares of Common Stock subject to a Restricted Stock Grant under Article I or in the number of shares of Common Stock subject to option or in the Option Price in the case of a Stock Option under Article II in order to give effect to changes made in the number of outstanding shares as a result of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other relevant change with the determination as to the method and extent of change being at the absolute discretion of the Compensation Committee.

Section 6.  Change in Control.

         Section 6.01.  Stock Purchase.

                  In the event any Person (as hereinafter defined) (i) shall become, directly or indirectly, the Beneficial Owner (as hereinafter defined) of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities for the election of directors or fifty percent (50%) or more of the Company's then outstanding shares of Common Stock, or (ii) commences a tender offer pursuant to Regulation 14D promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor provision thereto, which, if successful, would result in such Person's becoming the Beneficial Owner of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities for the election of directors or fifty percent (50%) or more of the Company's then outstanding shares of Common Stock ("Stock Triggering Event"), then the following shall occur with respect to the benefits afforded the Participants under this Program:

                           (i) Stock Options. With respect to each Special or
                  Discretionary Participant, all Stock Options that were outstanding at the time of the Stock Triggering Event shall immediately become exercisable in full, such Stock Options to be exercisable for a period of one (1) year from the date of such Stock Triggering Event.

                           (ii) Cash Performance Bonus Payment. Each Regular
                  Participant shall be entitled to receive, within thirty (30) days after the Stock Triggering Event specified in clause (i) of this Section 6.01 or within thirty (30) days after the successful completion of the Stock Triggering Event specified in clause (ii) of this Section 6.01, a Cash Performance Bonus Payment in the full amount that he would have been entitled to receive under the Program had the Plan Period continued until its normal expiration date.

                           (iii) Restricted Shares. If the Stock Triggering
                  Event occurs during any Plan Period of a Restricted Share Recipient, such Restricted Share Recipient shall be entitled to receive within thirty (30) days of the Stock Triggering Event the number of Restricted Shares that he would have been entitled to receive under the Program had the Plan Period continued until its normal expiration date. Any such Restricted Shares received shall not be subject to any of the restrictions that would normally be imposed under Article I, Section 6.02 hereof. If the Stock Triggering Event occurs during a Restricted Period with respect to any Regular Participant, then all restrictions imposed by Article I, Section 6.02 hereof shall automatically terminate as to all Restricted Shares owned by such Regular Participant and such Restricted Shares shall be immediately released to such Regular Participant.

         For purposes of the foregoing provisions of this Section 6.01, the following definitions shall apply: (x) "Affiliate" and "Associate" shall be given the meanings of such terms under Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on February 1, 1988; (y) "Beneficial Owner" shall be given the meaning given beneficial owner and beneficial ownership in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on February 1, 1988; and (z) "Person" shall mean and include any individual, corporation, partnership or other person or entity and any "Group" (which shall mean persons and entities that act in concert as described in Section 14(d) (2) of the Securities Exchange Act of 1934 as in effect on February 1,1988) (other than the Company or any subsidiary thereof and other than any profit-sharing, employee stock ownership or any other employee benefit plan of the Company or such subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in any such capacity and other than any executive officer of the Company), and all Affiliates and Associates of any such individual, corporation, partnership, or other person or entity or Group.

         Section 6.02.  Business Combination.

         In the event of the execution of an agreement providing for or resulting in a Business Combination (as defined in Article SEVENTH. subparagraph C 2 of the Company's Restated Certificate of Incorporation as in effect on February 1, 1988) ("Non-Stock Triggering Event"), then the following shall occur with respect to the benefits afforded the Participants under this Program:

                           (i) Stock Options. With respect to each Special or
                  Discretionary Participant, all Stock Options that were outstanding at the time of the Non-Stock Triggering Event shall immediately become exercisable in full, such Stock Options to be exercisable for a period of one (1) year from such Non-Stock Triggering Event.

                           (ii) Cash Performance Bonus Payment and Restricted
                  Shares. Each Regular Participant shall be entitled to receive, within thirty (30) days of the Non-Stock Triggering Event, a Cash Performance Bonus Payment and a number of Restricted Shares as determined in the absolute sole discretion of the Compensation Committee.

         Section 6.03.  Exception.

                  Notwithstanding the foregoing, in the event the amounts deemed payable under this Section 6 when added to all other payments to the optionee by the Company, would, if made, constitute "excess parachute payments" within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, the amounts deemed payable by the Company under this Section 6 may, in the absolute discretion of the Compensation Committee, be reduced by the amount deemed necessary to cause the optionee to receive one thousand dollars ($1,000.00) less than three (3) times the optionee's "base amount" as that term is defined in Code Section 280G. The Compensation Committee shall, in its absolute discretion, determine the manner in which any reduction required by this Section 6.03 shall be allocated among amounts deemed payable by the Company under this Section 6.

Section 7.  Program Unfunded.

         The Program and the Plans are unfunded and the Company is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Program or the Plans and payment of awards is subordinate to the claims of the Company's general creditors.

                                    EXHIBIT A

                           RESTRICTED SHARE AGREEMENT

         This agreement entered into as of this ____ day of _________, ____, by and between _____________________ ("Regular Participant") and Carlisle Companies Incorporated (the "Company").

         1. In accordance with Article I of the Company's Executive Incentive Program (the "Program"), the Company grants the Regular Participant _____________ shares of the Common Stock, par value of One Dollar ($1.00), of the Company ("Restricted Shares") for the _______ Plan Period subject to the terms and conditions contained in the Program and this Agreement.

         2. Regular Participant agrees to deposit with the Company as escrow agent the share certificate representing the Restricted Shares granted to the Regular Participant. The voting of the shares shall be vested in Regular Participant and Regular Participant shall be entitled to receive all dividends and shall be vested with all other incidents of ownership subject to the terms, provisions, and conditions of the Program and this Agreement. As Restricted Shares are released to Regular Participant pursuant to the Program, the Company shall issue and deliver to Regular Participant a share certificate reflecting the number of shares so released.

         3. In the event that the Restricted Shares are forfeited by Regular Participant in accordance with the terms and conditions of the Program, Regular Participant hereby irrevocable appoints any officer of the Company as his or her attorney-in-fact to transfer the Restricted Shares on the books of the Company to the Company.

         4. Regular Participant agrees that the Restricted Shares are being acquired in accordance with and subject to the terms, provisions, and conditions of the Program, to all of which Regular Participant expressly consents. Regular Participant further agrees and represents that the Restricted Shares are acquired for investment and that Regular Participant has no current intention to transfer, sell, or otherwise dispose of the shares, except as permitted by the Program and in compliance with applicable securities laws.

         5. The provisions of this Agreement shall be applicable to the Restricted Shares and to any shares or other securities of the Company that may be acquired by Regular Participant pursuant to a stock split, stock dividend, combination or exchange of shares or by any other similar capital adjustment affecting the Restricted Shares. As used in this Agreement, the "Restricted Shares" shall be deemed to include any such securities issued in respect of the Restricted Shares.

         6. This Agreement shall be binding on and inure to the benefit of the Company and the Regular Participant and their respective heirs, successors, assigns and legal representatives.

         7. This constitutes the entire agreement among the parties with respect to this subject matter, and this Agreement may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except in writing signed by the person or persons sought to be bound by such modification, amendment, renewal, termination or waiver. Any waiver of any term or condition or breach of this Agreement shall not be a waiver of any other term or condition or of the same term or condition.

         8. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

         The parties have caused this Agreement to be duly executed as of the day and year first above written.

--------------------------------------
             Regular Participant

                                                 CARLISLE COMPANIES INCORPORATED

--------------------------------------
             Street Address

--------------------------------------
             City, State, Zip Code

                                                 By:
                                                    ----------------------------

--------------------------------------
         Social Security Number

Please print your name as you would like it to appear on your stock certificate:



--------------------------------------

                                    EXHIBIT B

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         AGREEMENT made as of this ___ day of ___________, _____ between Carlisle Companies Incorporated, a Delaware corporation (the "Company"), and ___________________ ("Employee").

         Section 1. Pursuant to the Company's Executive Incentive Program, as amended (the "Program") adopted by a resolution of the Board of Directors of the Company and approved by the shareholders of the Company, and pursuant to a resolution adopted by the Compensation Committee on _________ ___, ____ the Company grants an option to Employee to purchase ____________ (_____) shares of the common stock of the Company under the Program's stock option plan (the "Plan") at ___________________ ($__.__) per share, the closing price of the common stock on the New York Stock Exchange on ________ __, ____. This option shall be an option not qualifying as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended and is granted subject to the conditions, limitations, adjustments, covenants, and other provisions set forth in this Agreement, in the Plan and in the Program. Any term capitalized but not defined in this Agreement shall have the meeting ascribed by the Program.

         Section 2. Except as otherwise provided in this Agreement, in the Program or in the Plan, this option may be exercised in whole or in part in the installments set forth in Table I below. Any installment not exercised shall carry over to the subsequent stock option exercise period. In no event shall more shares of the option be exercised than shown in the maximum stock option carry over. The option, to the extent that installments are not otherwise exercised, expires on _________ ___, ______ unless sooner terminated.

                                     TABLE I
                            Stock Option Installments



                                  Number of Shares
                                  Subject to Option Exercise
                                  --------------------------

Stock Option                                                      Maximum Stock
Exercise Period             Installments                      Option Carry-over
---------------             ------------                      -----------------





         Section 3. The procedure for the exercise of this option shall be as set forth in Article II, Section 6 of the Plan. The cost of any stock transfer or issue taxes or other taxes and charges imposed by a government authority on the transfer or issue of shares purchased by an exercise of this option shall be paid by the Company.

         Section 4. Without limiting the application of any other provision of this Agreement, the Plan or the Program, Employee acknowledges and agrees that the option price and/or the number of shares subject to option under this Agreement may be subject to adjustment, in the discretion of the Compensation Committee, as provided in Article III, Section 5.05 of the Program. The Employee further expressly acknowledges and agrees that the options granted under this Agreement are subject to the restrictions and limitations contained in Article III, Section 3.03 of the Plan (pertaining to termination of employment) and
Article III, Section 6 of the Program (pertaining to change in control of the Company).

         Section 5. The option granted to Employee under this Agreement may not be transferred or assigned by him other than by will or by the laws of descent and distribution and may not be exercised by anyone other than Employee during his lifetime.

         Section 6. Any notice or other communication required or permitted to be given under this Agreement shall be duly given if in writing and delivered personally or mailed first-class, postage prepaid, by registered or certified mail as follows:

         If to the Company:

         Carlisle Companies Incorporated
         250 South Clinton Street, Suite 201
         Syracuse, New York  13202-1258

         Attention:  Vice President, Secretary and General Counsel

         If to the Employee:

         ------------------------
         ------------------------
         ------------------------

or to such other address as may be given in writing as provided in this Agreement.

         Section 7. No reference to any specific provision or Section of the Program or Plan shall be construed to in any way limit, by negative implication or otherwise, the applicability of any other Program or Plan provision or Section to this Agreement.

         The parties have executed this Agreement as of the date first above written.

         I accept the option to purchase shares of common stock of the Company granted in accordance with and subject to the terms and conditions of this Agreement, the Program and the Plan, and I agree to be bound by those terms and conditions.

                                            ----------------------------------
                                                         Employee

                                    EXHIBIT C

                        INCENTIVE STOCK OPTION AGREEMENT

         AGREEMENT made as of this ____ day of ___________, _______ between Carlisle Companies Incorporated, a Delaware corporation ("the Company") and _________________________ ("Employee").

                                   WITNESSETH

         Section 1. Pursuant to a resolution of the Compensation Committee of the Company, adopted in accordance with Article II (the "Plan") of the Company's Executive Incentive Program (the "Program") at a meeting held on the ____ day of ___________ ______, the Company hereby grants an option to Employee to purchase
____________ (___) shares of the common stock of the Company at ____________ Dollars ($_____) per share, the closing price of such common stock on the New York Stock Exchange on _________ ___, ______. This option shall be an option qualifying as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Option") and granted subject to the conditions, limitations, adjustments, covenants, and other provisions set forth herein, in the Plan, and in the Program. Any term capitalized but not defined herein shall have the meaning ascribed thereto by the Program.

         Section 2. [Except as otherwise provided herein, in the Program, or in the Plan, this option may be exercised in whole or in part between the dates of _________ ___, ______ and __________ ___, ______ and shall expire on ________
___, ______ unless terminated prior thereto.]

                    [Except as otherwise provided in this Agreement, in the Program or in the Plan, this option may be exercised in whole or in part in the installments set forth in Table I below. Any installment not exercised shall carry over to the subsequent stock option exercise period. In no event shall more shares of the option be exercised than shown in the maximum stock option carry over. The option, to the extent that installments are not otherwise exercised, expires on _________ ___, ______ unless sooner terminated.

                                     TABLE I
                            Stock Option Installments



                                   Number of Shares
                                   Subject to Option Exercise

Stock Option                                                       Maximum Stock
Exercise Period            Installments                        Option Carry-over
---------------            ------------                        -----------------


                                                                               ]


         Section 3. The procedure for the exercise of this option shall be as set forth in Article II, Section 6 of the Plan. The cost of any stock transfer or issue taxes or other taxes and charges imposed by a government authority on the transfer or issue of shares purchased by an exercise of this option shall be paid by the Company.

         Section 4. The Employee hereby acknowledges and agrees that the option price and/or the number of shares subject to option hereunder may be subject to adjustment, in the discretion of the Compensation Committee, as provided in
Article III, Section 5.05 of the Program. The Employee further expressly acknowledges and agrees that the options granted hereunder are subject to the restrictions and limitations contained in Article III, Section 3.03 of the Plan (pertaining to termination of employment) and Article III, Section 6 of the Program (pertaining to change in control of the Company).

         Section 5. The option granted to Employee hereunder may not be transferred or assigned by him or her otherwise than by will or by the laws of descent and distribution and may not be exercised by anyone other than Employee during his lifetime.

         Section 6. Because this option is an Incentive Stock Option, it is subject to the special rules relating to Incentive Stock Options contained in
Article II, Section 5 of the Program. In particular, this option may not be exercised after the expiration of ten (10) years from the date of grant.

         Section 7. Any notice or other communication required or permitted to be given hereunder shall be duly given if in writing and delivered personally or mailed first-class, postage prepaid, by registered or certified mail as follows:

         If to the Company:

                  Carlisle Companies Incorporated
                  250 South Clinton Street; Suite 201
                  Syracuse, NY  13202-1258

                  Attention:  Vice President, Secretary & General Counsel

or to such other address as may be given in writing as herein provided.

         Section 8. No reference herein to any specific provision or Section of the Program or Plan shall be construed to in any way limit by negative implication or otherwise, the applicability of any other Program or Plan provision or Section to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                          CARLISLE COMPANIES INCORPORATED

                                       By:
                                          -------------------------------

         I hereby accept the Incentive Stock Option to purchase shares of common stock of the Company granted above in accordance with and subject to the terms and conditions of this Agreement, the Program, and the Plan and I agree to be bound thereby.

Date:                                  By:
        ---------------------              -----------------------------
         Accepted                          Employee